Exhibit 10.4.3

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease, made and entered into this 12th day of April, 2006 by and between J3 Harmon, L.L.C., as successor in interest to The Estate of Arthur G. Grandlich, d.b.a. McKellips Corporate Square, Betsy A. Grandlich Co-Personal Representative, Bank One Trust Company, Co-Personal Representative, hereinafter referred to as "Lessor" and YP.Net, Inc., a Nevada Corporation (formerly known as Renaissance International Group, a Nevada Corporation), hereinafter referred to as "Lessee".

WITNESSETH:

WHEREAS, Lessor leased certain premises in the McKellips Corporate Square building 4840 East Jasmine Street in the City of Mesa, County of Maricopa, State of Arizona, to Lessee, pursuant to that certain lease dated the 1st day of June, 1998; said Lease and amendment(s) thereto dated August 17, 1998, January 7, 2003 and March 23, 2006, hereinafter collectively referred to as the "Lease", the premises being more particularly described therein; and

NOW THEREFORE, in consideration of these present and the agreement of each other, Lessor and Lessee agree that the said Third Amendment to Lease shall be and is hereby amended, unless stated otherwise herein, as follows:

1.	Paragraph 6 of the Third Amendment to Lease shall be amended to read:

The terms and conditions of this Third Amendment to Lease shall be null and void if not fully executed by Lessee on or before March 31, 2006.

2.	All other terms and conditions of the Lease shall remain the same and are confirmed and approved.

3.
This Fourth Amendment to Lease may be executed via facsimile and in counterparts and each executed counterpart shall for all purposes be deemed an original and shall have the same force and effect as an original, but all of which together shall constitute in the aggregate, but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument by proper persons thereunto duly authorized.

Lessor:		Lessee:

J3 Harmon, L.L.C. as Successor in Interest to		YP.Net, a Nevada Corporation
The Estate of Arthur G. Grandlich d.b.a.		4840 E. Jasmine Street
McKellips Corporate Square		Suite 105
c/o 2150 E. Highland, Suite 207		Phoenix, Arizona 85205
Phoenix, Arizona 85016

By:	/s/ Illegible	By:	/s/ Daniel Coury, Sr.
Date:	5/15/06	Date:	5/9/06